EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 20th day of January, 2009 (the "Effective Date"), by and between EAST BOSTON SAVINGS BANK, a bank organized under the laws of the Commonwealth of Massachusetts with its headquarters located in East Boston, Massachusetts (the "Bank"), and Deborah
J. Jackson (the "Executive").

                                   WITNESSETH

     WHEREAS, the Bank wishes to provide for the employment by the Bank of the Executive as of the Effective Date, and the Executive wishes to serve the Bank as of the Effective Date, on the terms and conditions set forth in this Agreement; and

     WHEREAS, in order to induce the Executive to accept employment with the Bank, the parties desire to specify the severance benefits which shall be due the Executive by the Employers in the event that her employment with the Bank is terminated under specified circumstances;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1. Employment. The Bank agrees to employ the Executive and the Executive agrees to be employed by the Bank on the terms and conditions set forth in this Agreement.

     2. Duties and Responsibilities. The Executive shall serve the Bank as President and Chief Operating Officer of the Bank and shall serve under the direction of the Board of Directors of the Bank (the "Board of Directors") and under the direction of and report to the Chief Executive Officer of the Bank. On the ninth (9th) month following the Effective Date, the Executive shall be appointed to the Board of Directors, subject to any applicable regulatory stockholder approval, and the Executive shall be invited to attend all executive committee meetings by the Chief Executive Officer of the Bank during the nine
(9) month period during which the Executive has not yet been appointed to the Board of Directors. The Executive shall also serve the Bank in additional services, duties and responsibilities as the Executive may be requested by the Chief Executive Officer or Board of Directors. In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Bank as may be assigned or delegated to the Executive from time to time by or under the authority of the Chief Executive Officer or Board of Directors, and the Executive shall adhere to all policies established by the Board of Directors or Committees thereof at all times.

     3. Term.

          (a) The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the Effective Date and ending on the second anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this Section 3. The Executive's rendering of services pursuant to this Agreement will commence on or about March

     1, 2009, or at an earlier date as may be mutually agreed upon. The exact date services will commence will be dependent upon the Executive's completion of services to her current employer.

          (b) The term of this Agreement shall be extended for one day each day so that a constant twenty-four (24) calendar month term shall remain in effect, until such time as the Board of Directors or the Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with the terms of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the second anniversary of the date of such written notice.

     4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

          (a) Salary. For all services rendered by the Executive under this Agreement, the Bank shall pay the Executive a salary (the "Salary") at the annual rate of $285,000, subject to increase from time to time in the discretion of the Board of Directors. The Salary shall be payable in periodic installments in accordance with the Bank's usual practice for its senior executives.

          (b) Bonus. The Executive shall be entitled to participate in an annual incentive program established by the Board of Directors with such terms as may be established in the sole discretion of the Board of Directors.

          (c) Regular Benefits. The Executive shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans or credit card privileges which the Bank may from time to time have in effect for its senior executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Bank, applicable law and the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Bank to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

          (d) Taxation of Payments and Benefits. The Bank shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Bank to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

          (e) Exclusivity of Salary and Benefits. The Executive shall not be entitled to any payments or benefits other than those provided under this Agreement.


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

          (f) SERP. The Executive shall enter into a supplemental executive retirement plan concurrent with signing this Agreement.

          (g) Restricted Stock. The parties hereto agree that the Executive shall, within 30 days of the Effective Date, receive a grant of 10,000 restricted stock awards subject to a 5 year vesting schedule (which shall be time based, and not subject to performance based vesting, and contain the same terms and conditions as the restricted stock award agreement that was issued to certain employees on October 13, 2008) and pursuant to the terms and conditions of the Bank's Equity Incentive Plan.

          (h) Stock Options. The parties hereto agree that the Executive shall, within 30 days of the Effective Date, receive a grant of 50,000 stock options subject to a 5 year vesting schedule and pursuant to the terms and conditions of the Bank's Equity Incentive Plan. The options shall be issued at an exercise price equal to the fair market value of the stock at the date of grant and contain a term of ten years from the date of grant. The terms of the vesting will be no less favorable to the Executive than those terms contained in this Employment Agreement.

     5. Extent of Service. During the Executive's employment under this Agreement, the Executive shall, subject to the direction and supervision of the Board of Directors, devote the Executive's full business time, best efforts and business judgment, skill and knowledge to the advancement of the Bank's interests and to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Board of Directors; provided that nothing in this Agreement shall be construed as preventing the Executive from:

          (a) investing the Executive's assets in any company or other entity in a manner not prohibited by Section 9(d) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made;

          (b) engaging in religious, charitable or other community or non-profit activities that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement; or

          (c) conducting bookkeeping and other services for family-related businesses.

     6. Termination. The Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

          (a) Termination by the Bank for Cause. The Executive's employment under this Agreement may be terminated for Cause without further liability on the part of the Bank effective immediately upon a vote of the Board of Directors and written notice to the Executive. Only the following shall constitute "Cause" for such termination:


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

               (i) the conviction of the Executive for any felony involving deceit, dishonesty or fraud;

               (ii) a material act or acts of dishonesty in connection with the performance of the Executive's duties, including without limitation, material misappropriation of funds or property;

               (iii) an act or acts of gross misconduct by the Executive; or

               (iv) continued, willful and deliberate non-performance by the Executive of duties (other than by reason of illness or disability) which has continued for more than 30 days following written notice of non-performance from the Board of Directors (or Executive Committee) which specifically describes the alleged non-performance.

A determination of whether the Executive's employment shall be terminated for Cause shall be made at a meeting of the Board of Directors called and held for such purpose, at which the Board of Directors makes a finding that in the good faith opinion of the Board of Directors an event set forth in subclauses (i),
(ii), (iii) or (iv) has occurred and specifying the particulars thereof in detail.

          (b) Termination by the Executive. The Executive's employment under this Agreement may be terminated by the Executive by written notice to the Board of Directors within sixty (60) days following an event constituting "Good Reason." The Executive's termination of employment shall become effective on the thirty-first (31st) day following such notice, provided the Bank has not remedied the condition giving rise to the event of "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

               (i) a material diminution or other substantial adverse change, not consented to by Executive, in the nature or scope of the Executive's responsibilities and authorities as set forth in this Agreement;

               (ii) any demotion of the Executive from her current title of President and Chief Operating Officer;

               (iii) a material  reduction in the Executive's base salary except
          for   across-the-board   reductions   similarly   affecting   all   or
          substantially all officers;

               (iv) involuntary relocation of the Bank's offices in which the Executive is principally employed by more than 50 miles (10 miles in the event of a Change in Control); or

               (v) failure of the Bank to comply with material terms of this Agreement.


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

          (c) Termination by the Bank Without Cause. The Executive's employment under this Agreement may be terminated by the Bank without Cause (which, for purposes of clarification, shall not include a termination of Executive's employment under this Agreement due to Executive's death or Disability) upon written notice to the Executive. A determination of whether the Executive's employment shall be terminated without Cause will be made solely by the Executive Committee of the Board of Directors.

          (d) Disability. If the Executive shall be disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with or without reasonable accommodation, for a total of more than 90 days in any calendar year, the Board of Directors may terminate the Executive's employment upon written notice to the Executive. If any question shall arise as to whether during any period the Executive is disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions with or without reasonable accommodation, the Executive may, and at the request of the Bank shall, submit to the Bank a certification in reasonable detail by a physician selected by the Bank to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so disabled, and such certification shall for the purposes of this Agreement be conclusive of the issue. The physician shall be board-certified in the area of medicine applicable to the particular disability involved. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification (unless the failure results from matters beyond the control of the Executive), the Bank's determination will determine the issue of whether the Executive is disabled. Nothing in this Section 6(d) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation; the Family and Medical Leave Act of 1993, 29 U.S.C. ss.2601 et seq., the Americans with Disabilities Act, 42 U.S.C. ss.12101 et seq, Massachusetts General Laws Chapter 151B, and Section 10 below.

          (e) Death. The Executive's employment hereunder shall terminate upon her death.

          (f) Termination and Board Membership. To the extent Executive is a member of the board of directors or trustees of the Bank or any of its affiliates on the date of termination of employment with the Bank (other than a termination due to normal retirement), Executive will resign from all of the boards of directors and trustees immediately following such termination of employment with the Bank. Executive will be obligated to tender this resignation regardless of the method or manner of termination (other than termination due to normal retirement), and such resignation will not be conditioned upon any event or payment.

     7. Certain Compensation Upon Termination.

          (a) Compensation Upon Voluntary Termination. If the Executive shall resign (including by retirement) and voluntarily terminate employment without Good Reason, the Bank shall pay to the Executive the Executive's accrued and unpaid salary, accrued and unpaid vacation pay and all rights and benefits that the Executive is entitled to receive under the terms of the Bank's benefit plans or arrangements, including the Executive's rights under any


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

     Supplemental Executive Retirement Plan and vested stock options in effect between the Bank and the Executive (the "Accrued Obligations").

          (b) Compensation Upon Death. In the event the Executive's employment shall terminate in the event of her death, her surviving spouse (or estate if there is no surviving spouse) shall be entitled to receive the Accrued Obligations, including a pro-rata bonus through the date of her death. Her surviving spouse (or estate if there is no surviving spouse) shall also be entitled to any death benefit provided under the Bank's life insurance plans.

          (c) Compensation Upon Disability. In the event the Executive's employment shall terminate by reason of disability as provided in Section 6(d) above, she shall be entitled to her Accrued Obligations, including a pro-rata bonus through the date of her disability, and such disability benefits as determined in accordance with any short or long-term disability plans then in effect for executives of the Bank.

          (d) Compensation Upon Termination by the Bank for Cause. In the event the Executive's employment shall be terminated by the Bank for Cause as provided by Section 6(a) above, she shall be entitled to receive her Accrued Obligations only.

          (e) Compensation Upon Termination of the Bank Without Cause or by the Executive for Good Reason. In the event the Executive's employment shall be terminated by the Bank without Cause as provided in Section 6(c) above, or by the Executive for Good Reason as provided in Section 6(b) above, she shall be entitled to receive the Accrued Obligations. In addition, subject to the Executive's agreement to a release of any and all legal claims in a form satisfactory to the Bank and the expiration of the applicable revocation period and subject to compliance with the provisions of Section 9 hereof, the Bank shall pay the Executive an amount equivalent to the sum of (i) two (2) times the Executive's Salary at the rate then in effect pursuant to Section 4(a); and (ii) the value of 24 months of health insurance premiums for health insurance coverage provided by the Bank, based on the coverage provided to the Executive immediately prior to her termination. The Bank shall make this in a single lump sum cash payment within ten (10) days following the termination of employment.

          (f) Involuntary Termination by Bank Within Nine Months. Notwithstanding anything in this Agreement to the contrary, in the event that on or before the nine month anniversary of the Effective Date the Bank terminates the Executive for any reason other than Cause, then, in lieu of any other benefit under this Agreement including the benefit described in
     Section 7(e), the Bank shall (i) pay to the Executive her compensation and vested rights and benefits to the date of her termination, and (ii) pay to the Executive a single lump sum payment in the amount of $285,000, within ten (10) days following the date of termination. Following her termination from employment under this Section 7(f), Executive will not be subject to the restrictions set forth in Sections 9(d)(i) of this Agreement. Notwithstanding the foregoing, this Section 7(f) shall not be applicable if the termination of employment occurs concurrently with or following a Change in Control.

          (g) If the Executive is a "specified employee" (as defined below) of a publicly traded company, the payments pursuant to this Agreement, including Sections 7(e) and 7(f), may


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
     be delayed and paid to the Executive on the first day of the seventh month following termination of employment if required to avoid penalty under
     Section 409A of the Internal Revenue Code ("Code"). For purposes of this Agreement, the Executive shall not have a "termination of employment" until she has a "separation from service" within the meaning of Code Section 409A and the regulations promulgated thereunder. Also for purposes of this Agreement, Executive is a specified employee if Executive is a "key employee" within the meaning of Code Section 416(i) (without regard to paragraph (i) thereof).

     8. Termination in Connection with a Change in Control.

          (a) For purposes of this Agreement, a "Change in Control" means a change in control of the Bank or Meridian Interstate Bancorp, Inc. (the "Company") as defined in Section 409A of the Internal Revenue Code of 1986 (the "Code"), as amended, and rules, regulations, and guidance of general application thereunder, including the following:

               i. Change in ownership: A change in ownership of the Bank or the Company occurs on the date any one person or group of persons accumulates ownership of more than 50% of the total fair market value or total voting power of the Bank or the Company; or

               ii. Change in effective control: A change in effective control occurs when either (i) any one person or more than one person acting as a group acquires within a 12-month period ownership of stock of the Company possessing 30% or more of the total voting power of the Company; or (ii) a majority of the Bank's or Company's Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed in advance by a majority of the Bank's or Company's Board of Directors (as applicable), or

               iii. Change in ownership of a substantial portion of assets: A change in the ownership of a substantial portion of the Company's assets occurs if, in a 12 month period, any one person or more than one person acting as a group acquires assets from the Company having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of the Company's entire assets immediately before the acquisition or acquisitions. For this purpose, "gross fair market value" means the value of the Company's assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

     Notwithstanding anything in this Agreement to the contrary, in no event shall a reorganization of Meridian Financial Services, Incorporated, the Company or Bank solely within its corporate structure constitute a "Change in Control" for purposes of this Agreement.

          (b) Termination. If within the period ending one year after a Change in Control, (i) the Bank terminates the Executive's employment without Cause, or (ii) the Executive voluntarily terminates her employment with Good Reason, the Bank will, within ten (10) calendar days of the termination of the Executive's employment, make a lump-sum cash payment to her equal to 2.99 times her "base amount" (as defined for purposes of Section 280G of the Code) less any other "parachute payments" (as also defined for purposes of Section 280G of the Code) made to the Executive. The cash payment made under this
     Section  8(b)  shall be made in lieu of any  payment  also  required  under
     Section 7 of this Agreement because of the Executive's termination of employment. For purposes of this Section 8(b), the Executive shall not have a "termination of employment" until she has a "separation from service" within the meaning of Section 409A of the Internal Revenue Code ("Code") and the regulations promulgated thereunder.

          (c) The provisions of Section 9, including the defined terms used in such sections, shall continue in effect until the later of the expiration of this Agreement or one year following a Change in Control, except the non-compete provisions in Section 9(d) shall not be applicable in the event of a Change in Control.

          (d) Limitation of Benefits Under Certain Circumstances. If the payments and benefits pursuant to this Section 8 of this Agreement, either alone or together with other payments and benefits the Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits shall be reduced or revised, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under this Agreement or otherwise being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The reduction will be made in the manner determined by the Executive, unless it is determined that permitting the Executive to make the determination would violate Code Section 409A. In such case, the reduction will be made first from the cash severance payment payable under this
     Section 8. The Bank's  independent  public  accountants  will determine any reduction in the payments and benefits to be made pursuant to this Agreement or otherwise; the Bank will pay for the accountant's opinion. If the Bank and/or the Executive do not agree with the accountant's opinion, the Bank will pay to the Executive the maximum amount of payments and benefits pursuant to this Section 8, as selected by the Executive, that the opinion indicates have a high probability of not causing any of the payments and benefits to be non-deductible to the Bank and subject to the excise tax imposed under Section 4999 of the Code. The Bank may also request, and the Executive has the right to demand that the Bank request, a ruling from the Internal Revenue Service ("IRS") as to whether the disputed payments and benefits pursuant to this Section 8 have such tax consequences. The Bank will promptly prepare and file the request for a ruling from the IRS, but in no event will the Bank make this filing later than thirty (30) days from the date of the accountant's opinion referred to above. The request will be subject to the Executive's approval prior to filing; the Executive shall not unreasonably withhold her approval. The Bank and the Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any IRS rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained in this Agreement shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment other than pursuant to this Section 8, or a reduction in the payments and benefits specified in this Section 8, below zero.


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


     9. Confidential Information, Noncompetition and Cooperation.

          (a) Confidential Information. As used in this Agreement, "Confidential Information" means information belonging to the Bank which is of value to the Bank in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Bank. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Bank. Confidential Information includes information developed by the Executive in the course of the Executive's employment by the Bank, as well as other information to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Bank has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 9(b).

          (b) Confidentiality. The Executive understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Bank with respect to all Confidential Information. At all times, both during the Executive's employment with the Bank and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Bank, except as may be necessary in the ordinary course of performing the Executive's duties to the Bank.

          (c) Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Bank or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Bank. The Executive will return to the Bank all such materials and property as and when requested by the Bank. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

          (d) Noncompetition and Nonsolicitation. During the period in which the Executive is employed by the Bank and for two (2) years thereafter, the Executive (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Bank (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Bank); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Bank. The Executive understands that the restrictions set forth in this Section 9(d) are intended to protect the Bank's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business conducted anywhere in Suffolk, Middlesex, Essex and Norfolk Counties, or within a 30-mile radius of the Bank's headquarters (other than the State of New Hampshire), which is competitive with any business which the Bank or any of its affiliates conducts or proposes to conduct at any time during the employment of the Executive. Notwithstanding the foregoing, the Executive may own up to one percent (1%) of the outstanding stock of a publicly held corporation which constitutes or is affiliated with a Competing Business.

          (e) Litigation and Regulatory Cooperation. During and after the Executive's employment, the Executive shall cooperate fully with the Bank in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Bank which relate to events or occurrences that transpired while the Executive was employed by the Bank. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Bank at mutually convenient times. During and after the Executive's employment, the Executive also shall cooperate fully with the Bank in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Bank. The Bank shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of obligations pursuant to this Section 9(e).

          (f) Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Bank which might result from any breach by the Executive of the promises set forth in this Section 9, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 10 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Bank shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Bank.

     10. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Bank may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 10 shall be specifically enforceable. Notwithstanding the foregoing, this

Section 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 10. The cost of all arbitration proceedings (other than the Executive's legal fees, which are subject to section 15 of this Agreement) shall be paid by the Bank.

     11. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 10 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     12. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

     13. Assignment; Successors and Assigns, etc. Neither the Bank nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Bank may assign its rights under this Agreement without the consent of the Executive in the event that the Bank shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Bank and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     14. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     15. Payment of Legal Fees. All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, only if the Executive is successful pursuant to a legal judgment, arbitration or settlement. Such payment or reimbursement shall be made no later than two and one-half months after the successful conclusion in Executive's favor of the dispute by judgment, arbitration or settlement.

     16. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     17. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Bank or, in the case of the Bank, at its main offices, attention of the Board of Directors, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

     18. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Bank.

     19. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

     20. Federal Deposit Insurance Act Compliance. All payments made by the Bank to the Executive under any provision of this Agreement shall be subject to and conditioned upon compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss. 1828(k) and any regulations promulgated hereunder.

     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank, by its duly authorized officer, and by the Executive, as of the Effective Date.



                                     EAST BOSTON SAVINGS BANK



                                     By:   /s/ Richard J. Gavegnano
                                           -------------------------------------
                                           Richard J. Gavegnano
                                           Chairman and CEO

                                           EXECUTIVE


                                           /s/ Deborah J. Jackson
                                           -------------------------------------
                                           Deborah J. Jackson